UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2011
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	.	14120-0748
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2011, with the approval of the Board of Directors, Taylor Devices, Inc. (the "Company") entered into a Change-in-Control Agreement (the "Agreement") with Mark V. McDonough, its Chief Financial Officer (the "Employee").  The Agreement provides that, in the event of a "Change in Control" followed in the next 12 months by an "Event of Termination," as these terms are defined in the Agreement, then the Company will pay to Employee a sum equal to 12 times the Employee's average monthly salary.  In the event of a "Change in Control" followed by an Event of Termination, the Company will cause the Employee's insurance coverage to be continued for 18 months thereafter.

An "Event of Termination" includes the Employee's resignation if the Company materially reduces the responsibility, importance or scope of Employee's position, relocates Employee's principal place of employment by more than 30 miles, or materially reduces the Employee's benefits and perquisites; or if the Company liquidates or dissolves.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 11, 2010, Taylor Devices, Inc. held its Annual Meeting of Shareholders.  The shareholders of Taylor Devices, Inc. Common Stock elected Reginald B. Newman II as Class 1 director, to serve a three-year term expiring in 2014.

1,519,405 shares were voted for Mr. Newman and 32,714 shares were withheld.

The second matter voted upon at the meeting was the ratification of the selection of Lumsden & McCormick, LLP as the independent registered public accounting firm for fiscal year 2012.

2,746,066 shares were voted for Lumsden & McCormick, LLP; 19,638 shares were voted against; and 16,922 shares abstained.

Item 8.01 Other Events

On November 11, 2011, the Board of Directors of the Registrant voted unanimously to continue the share repurchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated  ("MLPF&S") under which the Company repurchases shares of its common stock.  Of the $500,000 of Registrant's cash on hand authorized by the Board last year to repurchase shares of its outstanding common stock, $419,815 remains available for open-market purchases.  To date, a total of 15,600 shares have been purchased at an average price per share of $5.14.  Repurchases are made by MLPF&S for the benefit of the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10(xvi)	Change in Control Agreement dated November 11, 2011 between the Registrant and Mark V. McDonough.

10(xvii)	Second Amendment dated November 11, 2011 to Employment Agreement between the Registrant and Douglas P. Taylor.
10(xviii)	Second Amendment dated November 11, 2011 to Employment Agreement between the Registrant and Richard G. Hill.
99	Press Release dated November 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)

Date: November 17, 2011	By: /s/ Douglas P. Taylor
Douglas P. Taylor, President and Chief Executive Officer